EXHIBIT 2(e)(2)

                   DIVIDEND REINVESTMENT PLAN AGENCY AGREEMENT

           THIS AGREEMENT is made as of the 15th day of October, 1993, by and among each of the closed-end Putnam Funds listed in Appendix A hereto (as the same may from time to time be amended to add one or more additional closed-end Putnam Funds or to delete one or more of such Funds), each of such Funds acting severally and not jointly with any of such other Funds, and each of such Funds having its principal office and place of business at One Post Office Square, Boston, Massachusetts 02109 (each Fund being referred to herein as the "Fund"), Putnam Fiduciary Trust Company, a Massachusetts trust company having its principal office and place of business at One Post Office Square, Boston, Massachusetts 02109 (the "Agent"), and The First National Bank of Boston, a national banking association having its principal office and place of business at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank").

           WHEREAS, the Fund desires to make available to its shareholders an opportunity to reinvest their Fund distributions in additional shares of the Fund pursuant to the terms and conditions of a Dividend Reinvestment Plan in the form heretofore furnished to the Bank, as the same may be amended from time to time by the Trustees of the Fund (the "Plan");

           WHEREAS, the Fund has engaged the Agent to act as its "Investor Servicing Agent", including in such capacity acting as its transfer agent, registrar and distribution disbursing agent;

           WHEREAS, the Fund desires to employ the Bank to act as agent for shareholders of the Fund pursuant to the terms and conditions of the Plan and the Bank desires to accept such employment; and

           WHEREAS, the Agent will provide certain administrative services in connection with the Plan;

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1            Terms of Appointment; Duties of the Bank and the Agent.

                     1.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs the Bank to act as, and the Bank agrees to act as, Dividend Reinvestment Plan Agent for the Fund's shareholders pursuant to the terms and conditions of the Plan.


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                      1.02 Upon receipt of the cash distributions payable to
shareholders of the Fund participating in the Plan, the Bank will apply such monies to the purchase of shares of the Fund in accordance with the terms and conditions of the Plan. The Bank shall thereafter deliver shares purchased as instructed by the Agent.

                      1.03 Pending purchase of shares of the Fund, the Bank shall invest all of the cash deposited with the Bank in an interest bearing account for the benefit of the Fund at the Bank, unless otherwise directed by the Fund.

                      1.04 The Bank shall provide monthly a complete statement of transactions in Fund shares on behalf of shareholders in the Plan and a statement of interest earned under Section 1.03.

                      1.05 The Agent, pursuant to the terms and conditions of its Investor Servicing Agreement with the Funds, shall perform all administrative and bookkeeping services required in connection with the operation of the Plan.

Article 2            Fees and Expenses

                      2.01 For the performance by the Bank pursuant to this Agreement, the Agent agrees to pay the Bank such fees and out-of-pocket expenses as may from time to time be specified by mutual written agreement between the Agent and the Bank.

                      2.02 The Agent agrees to pay all fees and reimbursable expenses within 30 days following the mailing of the respective billing notice.

Article 3            Representations and Warranties of the Bank

                     The Bank represents and warrants to the Fund that:

                      3.01 It is a national banking association duly organized and existing and in good standing under the laws of the United States of America.

                      3.02 It is duly qualified to carry on its business in the United States of America.

                      3.03 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

                      3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.


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                      3.05 It has and will continue to have access to the
necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

                      3.06 It will take and accept instructions from persons duly authorized by the Fund, as certified to the Bank from time to time.

Article 4            Representations and Warranties of the Fund and the Agent.

                      4.01 The Fund represents and warrants to the Bank that:

                      (a) It is a business trust duly organized and existing under the laws of Massachusetts.

                      (b) It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

                      (c) All proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

                      (d) It is a closed-end investment company registered under the Investment Company Act of 1940.

                      (e) It shall make all filings required to be made by it under federal and state securities laws.

                      4.02 The Agent represents and warrants to the Bank that:

                      (a) It is a trust company duly organized and existing and in good standing under the laws of Massachusetts.

                      (b) It is empowered under applicable laws and by its Articles of Organization and Bylaws to enter into and perform this Agreement.

                      (c) All proceedings required by said Articles of Organization and Bylaws have been taken to authorize it to enter into and perform this Agreement.

                      (d) It is duly registered as a transfer agent with the Federal Deposit Insurance Corporation and the New York and American Stock Exchanges.

                      (e) It shall make all filings required to be made by it under federal and state securities laws.


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Article 5            Indemnification

                      5.01 The Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                      (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith consistent with the exercise of reasonable care.

                      (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

                      (c) The reliance on or use by the Bank or its agents or subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund. Such other person or firm shall include any former transfer agent or former registrar, or co-transfer agent or co-registrar.

                      (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Fund's representative as certified from time to time by the Fund.

                      (e) The offer or sale of shares of the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such shares in such state.

                      5.02 The Bank shall indemnify and hold the Fund and the Agent harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith or failure to exercise reasonable care.

                      5.03 At any time the Bank may apply to any officer of the Fund or the Agent for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action in good faith taken or omitted by it in reliance upon such instructions or upon the written opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund or the Agent, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the

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Bank or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or other similar means authorized by the Fund or the Agent, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund or the Agent.

                      5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

                      5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

                      5.06 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6             Covenants of the Fund, the Agent and the Bank

                      6.01 The Fund and the Agent shall promptly furnish to the Bank the following:

                      (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the employment of the Bank and the execution and delivery of this Agreement.

                      (b) A copy of the Declaration of Trust and By-Laws of the Fund and a copy of the Articles of Organization and Bylaws of the Agent and all amendments thereto.

                      6.02 The Bank and the Agent shall keep records relating to the services to be performed hereunder, in the form and manner as they may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank and the Agent agree that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

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                      6.03 The Bank, the Agent and the Fund agree that all
books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

                      6.04 In case of any requests or demands for the inspection of the records of the Fund or the Agent, the Bank will endeavor to notify the Fund or the Agent and to secure instructions from an authorized officer of the Fund or the Agent as to such inspection. The Bank reserves the right, however, to exhibit such records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit such records to such person.

                      6.05 The Agent agrees to notify the Bank immediately of any declaration of dividends by the Fund.

Article 7             Effective Date; Termination of Agreement

                      7.01 This Agreement shall take effect on October 15, 1993.

                      7.02 This Agreement may be terminated thereafter by either the Fund or the Bank upon sixty (60) days written notice to the other.

                      7.03 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Agent. Additionally, the Bank reserves the right to charge the Agent for any other reasonable expenses associated with such termination.

Article 8             Assignment

                      8.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the written consent of the other parties.

                      8.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 9             Amendment

                      9.01 This Agreement may be amended or modified by a written agreement executed by all parties.


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Article 10            Massachusetts Law to Apply

                      10.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

Article 11            Merger of Agreement

                      11.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 12            Declaration of Trust

                      12.01 A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Fund.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                               THE PUTNAM FUNDS LISTED ON APPENDIX A

                                     /s/Charles E. Porter
                               BY:   ---------------------------------
                                     Charles E. Porter
                                     Executive Vice President

                               PUTNAM FIDUCIARY TRUST COMPANY

                                     /s/ Robert F. Lucey
                               BY:   -----------------------------------
                                     Robert F. Lucey
                                     President

                               THE FIRST NATIONAL BANK OF BOSTON

                                     /s/ Janice Chanbonnier
                               BY:   -------------------------------------



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                                   Appendix A


                    List of Closed-End Putnam Funds Executing
                   Dividend Reinvestment Plan Agency Agreement
                           dated as of March 30, 1995


Putnam High Income Convertible and Bond Fund

Putnam Master Income Trust

Putnam Premier Income Trust

Putnam Master Intermediate Income Trust

Putnam Intermediate Government Income Trust

Putnam Managed Municipal Income Trust

Putnam High Yield Municipal Trust

Putnam Dividend Income Fund

Putnam Investment Grade Municipal Trust

Putnam Tax-Free Health Care Fund

Putnam Investment Grade Municipal Trust II

Putnam Investment Grade Municipal Trust III

Putnam California Investment Grade Municipal Trust

Putnam New York Investment Grade Municipal Trust

Putnam Municipal Opportunities Trust

Putnam Investment Grade Intermediate Municipal Trust

Putnam Managed High Yield Trust

Putnam Convertible Opportunities and Income Trust


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                                 BANK OF BOSTON

                        Dividend Reinvestment Plan Agent

                                  Fee Schedule

                                       For

                               PUTNAM INVESTMENTS

Annual Administrative Fee for Omnibus Account:

                                    $3,000.00

Transactions:                       $12.00 Each for DTC
                                    $10.00 Each for DWAC

Out-of Pocket Expenses as incurred including but not limited to:

   Insurance, Expedited Mail, Duplicating, Fax Charges, Wires   in and out,
                                                                Microfiche, etc.

Overdraft Recovery

   Overdraft charge will be calculated on the actual overdraft incurred plus Federal Reserve requirements and F.D.I.C. assessments.

Term of Contract

   Three years

                         THE PUTNAM FUNDS LISTED ON APPENDIX A

                              /s/ Charles E. Porter
                         BY:  ____________________________

                         PUTNAM FIDUCIARY TRUST COMPANY

                             /s/ Robert F. Lucey
                         BY: _____________________________


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                         THE FIRST NATIONAL BANK OF BOSTON

                             /s/ Janice Chanbonnier
                         BY: _____________________________


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